UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 5, 2014

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 5, 2014, we held our Annual Meeting of Stockholders for the following purposes:

(1)  To elect nominees to our Board of Directors, including Thomas Lapinski, John Brda, Willard G. McAndrew III, Wayne Turner, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey;

(2)  To ratify the selection of Calvetti Ferguson as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3)  To approve an amendment to our Articles of Incorporation to authorize the issuance of shares of preferred stock; and

(4)   To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named nominees to the Board were elected, the selection of Calvetti Ferguson was ratified, and the amendment to our Articles of Incorporation to authorize preferred stock was approved.  There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, October 23, 2014:	23,187,941

Total Voting Shares of Common Stock Present Either by Proxy or in Person:	17,511,917

Item 1:	Election of Directors

	FOR	WITHHELD
Thomas Lapinski	12,391,196	1,105,123
John A. Brda	13,454,331	41,988
Willard G. McAndrew III	13,460,831	35,488
Wayne Turner	12,372,255	1,124,064
Jerry D. Barney	13,441,390	54,929
Edward J. Devereaux	13,441,390	54,929
Eunis L. Shockey	13,442,390	54,929

Additionally, there was a total of 4,015,598 broker non-votes for the election of directors.

Item 2:	Ratification of selection of Calvetti Ferguson as the independent registered public accounting firm for the fiscal year ending December 31, 2014

Votes for:	17,422,870
Votes against:	64,047
Votes abstained:	25,000

Item 3:	Approval of amendment to Articles of Incorporation to authorize the issuance of preferred stock

Votes for:	12,221,029
Votes against:	1,160,290
Votes abstained:	115,000

Additionally, there was a total of 4,015,598 broker non-votes for approval of the amendment to the Articles of Incorporation to authorize preferred stock.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of Nevada on December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: December 11, 2014	By: /s/ John A. Brda
John A. Brda
President